INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Post-Effective Amendment No. 20 to Registration Statement No. 2-95285 on Form N-1A under the Securities Act of 1933, of our report dated February 1, 2002, relating to PC&J Preservation Fund, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the refereces to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.


DELOITTE & TOUCHE LLP

Dayton, Ohio
April 29, 2002